Exhibit 11(a)

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated June 3, 1998 on the financial statements and financial highlights of Caldwell & Orkin Market Opportunity Fund. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which is incorporated by reference in the Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Caldwell & Orkin Market Opportunity Fund. We also consent to the references to our Firm in the Registration Statement and Prospectus.



                              /s/ Tait, Weller & Baker

                              TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
July 28, 1998